EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations
Nikki Sacks
ICR, LLC

212.753.2138

PRIMEDIA TO PRESENT AT THE TENTH ANNUAL ICR XCHANGE CONFERENCE

Norcross, GA (January 8, 2008) – PRIMEDIA Inc. (NYSE: PRM), the parent company of Consumer Source Inc, the #1 print and online publisher and distributor of advertising-supported consumer guides in the U.S., today announced that the Company will be presenting at the Tenth Annual ICR XChange Conference on Wednesday, January 16, 2008, at the St. Regis Monarch Beach Resort & Spa in Dana Point, CA. The presentation will begin at 8:25 AM Pacific time (11:25 AM Eastern time).

Investors and interested parties may listen to a Webcast of the presentation by visiting the Company’s Web site at www.primedia.com under the investor relations section.

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About PRIMEDIA Inc.

PRIMEDIA Inc. (NYSE: PRM) is the parent company of Consumer Source Inc, an integrated media business that provides free print and online consumer guides for the apartment, auto and home industries. Consumer Source publishes and distributes more than 39 million guides and magazines – such as Apartment Guide®, Auto Guide and New Home Guide – to approximately 60,000 U.S. locations each year through its proprietary distribution network, DistribuTech. The company also circulates the category specific content on its leading Web sites, including ApartmentGuide.com, AutoGuide.com, NewHomeGuide.com and Rentals.com, a comprehensive real estate rental site that provides single-unit, vacation and senior living rental information. For more information visit www.primedia.com.